Legend Oil and Gas, Ltd. 10-Q

EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER AND
PRINCIPAL ACCOUNTING OFFICER PURSUANT TO RULE 13A-14(B) OR 15D-14(B)

UNDER THE SECURITIES EXCHANGE ACT OF 1934 AND TO 18 U.S.C. SECTION 1350

In connection with the quarterly report on Form 10-Q of Legend Oil and Gas, Ltd. (the “Company”) for the quarter ended September 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Andrew S. Reckles, as Chief Executive Officer of the Company, and I, Warren S. Binderman, as President, Chief Financial Officer and Principal Accounting Officer of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Andrew S. Reckles	Date:	November 20, 2015
Andrew S. Reckles
Chief Executive Officer

/s/ Warren S. Binderman, CPA	Date:	November 20, 2015
Warren S. Binderman, CPA
President, Chief Financial Officer and Principal Accounting Officer

The certifications filed under this Exhibit 32.1 are not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and are not to be incorporated by reference into any filing of Legend Oil and Gas, Ltd. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation by reference language contained in any such filing, except to the extent that Legend Oil and Gas, Ltd. specifically incorporates it by reference.